As filed with the Securities and Exchange Commission on December 21, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	59-3157093
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

250 Technology Park

Lake Mary, Florida 32746

(407) 333-9911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith S. Bair

Senior Vice President and Chief Financial Officer

FARO Technologies, Inc.

250 Technology Park

Lake Mary, Florida 32746

(407) 333-9911

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

David C. Lowance, Jr., Esq.

Alston & Bird LLP

One Atlantic Center

1202 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(2)(3)
Common Stock, $0.001 par value per share(4)
Preferred Stock, $0.001 par value per share(4)
Warrants(5)
Units
Total:			$250,000,000	$34,100

(1)

This registration statement registers an indeterminate number or aggregate principal amount of securities of each identified class as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $250,000,000. For each class of security, the amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price will be determined by the registrant from time to time in connection with the issuance of the securities. The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement.

(2)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4)

In addition to any shares of common stock or preferred stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of common stock or preferred stock as may from time to time be issued upon conversion or exchange of preferred stock registered hereunder that provide for conversion or exchange or upon the exercise of warrants registered hereunder. No separate consideration will be received for any shares of common stock or preferred stock so issued upon conversion or exchange of preferred stock. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement will cover such indeterminate number of shares of common stock and preferred stock as may be issued with respect to the securities registered hereunder as a result of stock splits, stock dividends and similar transactions.

(5)	Warrants to purchase preferred stock or common stock of the registrant may be sold separately or with preferred stock or common stock of the registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion – Dated December 21, 2012

PROSPECTUS

$250,000,000

FARO Technologies, Inc.

Common Stock

Preferred Stock

Warrants

Units

FARO Technologies, Inc. (“FARO”) may offer from time to time any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of preferred stock or common stock or preferred stock upon exercise of warrants. We may offer these securities in one or more offerings in amounts, at prices, and on terms determined at the time of the offering.

This prospectus provides a general description of these securities. When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the offering and the securities, including the offering price of the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell the securities directly to investors or through agents or underwriters and dealers we select, on a continuous or delayed basis. See “Plan of Distribution” beginning on page 8 of this prospectus. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market under the symbol FARO. On December 18, 2012, the per share closing price of our common stock as reported on the Nasdaq Global Select Market was $35.10 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus, in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q incorporated by reference herein, which may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future and by any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. By using a shelf registration process, we may offer our securities, as described in this prospectus, from time to time in one or more offerings up to a total initial issuance amount of $250,000,000. We may use the shelf registration statement to offer shares of common stock or preferred stock or warrants to purchase any of such securities, either individually, together or in units. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of such offering and such securities. We may also authorize one or more free writing prospectuses to be provided to you, which may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or incorporated by reference into this prospectus. Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any related free writing prospectus, together with the additional information incorporated into this prospectus by reference as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, the registration statement and any free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or any related free writing prospectus, as well as information incorporated by reference, is accurate only as of the date on the front of such document. Our business, financial condition, results of operations and prospects may have changed since that date.

We may not use this prospectus to sell securities unless it is accompanied by a prospectus supplement that more fully describes the terms of the offering.

Unless the context otherwise requires, references in this prospectus and any prospectus supplement to “we,” “us,” “our,” the “Company,” and “FARO” refer to FARO Technologies, Inc. and its subsidiaries.

OUR BUSINESS

The Company designs, develops, manufactures, markets and supports portable, software driven, 3-D measurement and imaging systems used in a broad range of manufacturing, industrial, building construction and forensic applications. The Company’s FaroArm®, FARO Laser ScanArm® and FARO Gage articulated measuring devices, the FARO Laser Tracker Vantage, the FARO Focus3D, the FARO 3D Imager AMP, and their companion CAM2® software, provide for Computer-Aided Design, or CAD, based inspection and/or factory-level statistical process control and high-density surveying. Together, these products integrate the measurement, quality inspection, and reverse engineering functions with CAD software to improve productivity, enhance product quality and decrease rework and scrap in the manufacturing process. The Company uses the acronym “CAM2” for this process, which stands for computer-aided measurement. As of December 2011, the Company’s products have been purchased by approximately 13,000 customers worldwide, ranging from small machine shops to such large manufacturing and industrial companies as Audi, Boeing, Bombadier, Ford, General Electric, General Motors, Honda, Johnson Controls, Komatsu America International, Lockheed Martin, NASA, Northrup Grumman, Siemens and Volkswagen, among many others.

The Company was founded in 1982 and re-incorporated in Florida in 1992. The Company’s worldwide headquarters are located at 250 Technology Park, Lake Mary, Florida 32746, and its telephone number is (407) 333-9911. We maintain a website on the Internet at www.faro.com. The information on or accessible through our Internet website is not considered part of this prospectus.

FARO, FaroArm, FARO Laser ScanArm, FARO Gage, FARO Laser Tracker and the FARO logo are registered trademarks of FARO Technologies, Inc. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you invest in our securities, you should carefully consider the risks discussed elsewhere in this prospectus and under the heading “Risk Factors” in any prospectus supplement, as well as the risks discussed in the documents we incorporate by reference herein. The occurrence of these risks or other risks not presently known to us could have a material adverse effect on our business, financial condition and results of operations and you may lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, the documents incorporated by reference herein and in any prospectus supplement may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our plans, beliefs, and current views with respect to, among other things, future events and our financial performance. We often identify these forward-looking statements by the use of forward-looking words such as “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “project,” “anticipate” or similar forward-looking words. Specifically, this prospectus contains, among others, forward-looking statements regarding:

•	the amount, timing, types and price of any securities offered under this prospectus;

•	the plan of distribution with respect to any securities offered under this prospectus;

•	our decision to list on an exchange any preferred stock offered under this prospectus;

•	the use of proceeds from any offering under this prospectus and the types of investment of any net proceeds pending their use; and

•	our decision to pay cash dividends in the future.

The forward-looking statements included herein, in any prospectus supplements and in the documents incorporated by reference, as well as any expectations based on such forward-looking statements, are subject to risks and uncertainties and other important factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including:

•	economic downturn in the manufacturing industry or the domestic and international economies in the regions of the world where the Company operates;

•	the Company’s inability to further penetrate its customer base and target markets;

•	development by others of new or improved products, processes or technologies that make the Company’s products obsolete or less competitive;

•	the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;

•	the Company’s inability to successfully identify and acquire target companies or achieve expected benefits from acquisitions that are consummated;

•	the cyclical nature of the industries of the Company’s customers and material adverse changes in its customers access to liquidity and capital;

•	the market potential for the computer-aided measurement (“CAM2”) market and the potential adoption rate for the Company’s products are difficult to quantify and predict;

•	the inability to protect the Company’s patents and other proprietary rights in the United States and foreign countries;

•

fluctuations in the Company’s annual and quarterly operating results and the inability to achieve its financial operating targets as a result of a number of factors including, without limitation (i) litigation and regulatory action brought against the Company, (ii) quality issues with its products, (iii) excess or obsolete inventory, (iv) raw material price fluctuations, (v) expansion of the Company’s manufacturing capability and other inflationary pressures, (vi) the size and timing of customer orders, (vii) the amount of time that it takes to fulfill orders and ship the Company’s products, (viii) the length of the Company’s sales cycle to new customers and the time and expense incurred in further penetrating its existing customer base, (ix) increases in operating expenses required for product development and new product marketing, (x) costs associated with new product introductions, such as product development, marketing, assembly line start-up costs and low introductory period production volumes, (xi) the timing and market acceptance of new products and product enhancements, (xii) customer order deferrals in anticipation of new products and product enhancements, (xiii) the Company’s success in expanding its sales and marketing programs,

(xiv) start-up costs associated with opening new sales offices outside of the United States, (xv) fluctuations in revenue without proportionate adjustments in fixed costs, (xvi) the efficiencies achieved in managing inventories and fixed assets, (xvii) investments in potential acquisitions or strategic sales, product or other initiatives, (xviii) shrinkage or other inventory losses due to product obsolescence, scrap or material price changes, (xix) adverse changes in the manufacturing industry and general economic conditions, (xx) compliance with government regulations including health, safety, and environmental matters, and (xxi) other factors noted herein;

•	changes in gross margins due to changing mix of products sold and the different gross margins on different products;

•

the Company’s inability to successfully maintain the requirements of Restriction of use of Hazardous Substances (“RoHS”) and Waste Electrical and Electronic Equipment (“WEEE”) compliance into its products;

•	the inability of the Company’s products to displace traditional measurement devices and attain broad market acceptance;

•	the impact of competitive products and pricing in the CAM2 market and the broader market for measurement and inspection devices;

•	the effects of increased competition as a result of recent consolidation in the CAM2 market;

•

risks associated with expanding international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens and potential exposure of complying with a wide variety of U.S. and foreign laws and labor practices;

•	the loss of the Company’s Chief Executive Officer or other key personnel;

•	difficulties in recruiting research and development engineers and application engineers;

•	the failure to effectively manage the effects of the Company’s growth;

•	variations in the effective income tax rate and the difficulty in predicting the tax rate on a quarterly and annual basis; and

•	the loss of key suppliers and the inability to find sufficient alternative suppliers in a reasonable period or on commercially reasonable terms;

as well as other risks and uncertainties identified under the heading “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K, and in our subsequent Quarterly Reports on Form 10-Q incorporated by reference herein, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and by any applicable prospectus supplement.

You should not place undue reliance on any forward-looking statement. The forward-looking statements in this prospectus, any prospectus supplements and the documents incorporated by reference speak only as of the date of such document. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

THE SECURITIES

We may offer shares of common stock and preferred stock or warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, or exchange terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add or update information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

USE OF PROCEEDS

Unless otherwise specified in any prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any prospectus supplement for one or more of the following:

•	repayment or refinancing of any then outstanding debt;

•	acquisition of additional businesses or technologies; and

•	working capital and general corporate purposes.

We will describe the specific use of proceeds from the sale of securities in the applicable prospectus supplement. We will have significant discretion in the use of any net proceeds, and investors will rely on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending such uses, we anticipate that we will invest the net proceeds in short-term, investment-grade securities.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

If we offer preferred stock pursuant to this registration statement, we will provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings in the applicable prospectus supplement for such offering.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our common stock may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of incorporation and our bylaws. You should refer to, and read this summary together with, our articles of incorporation and bylaws to review all of the terms of common stock that may be important to you.

Under our articles of incorporation, we are authorized to issue a total of 50,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. As of December 18, 2012 we had issued and outstanding 16,973,644 shares of common stock held by approximately 56 holders of record and no shares of preferred stock issued and outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on the Nasdaq Global Select Market under the symbol FARO.

Dividends

Subject to preferences that might be applicable to any then outstanding preferred stock, holders of our common stock are entitled to participate equally in dividends when our Board of Directors declares dividends on our common stock out of legally available funds. We have never declared or paid any cash dividends on our common stock and do not anticipate paying any such cash dividends in the foreseeable future. Future dividends, if any, will be determined by our Board of Directors and will be based on our earnings, capital requirements and operating and financial condition, among other factors, at the time any such dividends are considered by our Board of Directors.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock held; our articles of incorporation do not provide for cumulative voting. Directors are elected by a plurality of votes cast by shares entitled to vote in the election of directors. On all other matters, unless a greater number of affirmative votes is required, an action is approved by a majority of votes cast at the meeting.

Liquidation and Dissolution

In the event of our liquidation, dissolution, or winding up, voluntarily or involuntarily, holders of our common stock will have the right to a ratable portion of the assets remaining after satisfaction in full of the prior rights of our creditors and of all liabilities, subject to prior distribution rights of any preferred stock then outstanding.

Other

Holders of our common stock are not entitled to any preemptive or preferential right to purchase or subscribe for shares of capital stock of any class and have no conversion, redemption or sinking fund rights.

Certain Statutory and Other Provisions

Statutory Provisions. The Company is subject to several anti-takeover provisions under Florida law that apply to public corporations organized under Florida law unless the corporation has elected to opt out of those provisions in its articles of incorporation or (depending on the provision in question) its bylaws. The Company has not elected to opt out of these provisions. The Florida Business Corporation Act, which we refer to as the FBCA, prohibits the voting of shares in a publicly held Florida corporation that are acquired in a “control share acquisition” unless the Board of Directors approves the control share acquisition or the holders of a majority of the corporation’s voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined as an acquisition that immediately thereafter entitles the acquiring party to, directly or indirectly, exercise voting power in the election of directors within any of the following ranges: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power and (iii) a majority or more of such voting power. This statutory voting restriction is not applicable in certain circumstances set forth in the FBCA.

The FBCA also contains an “affiliated transaction” provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” unless (i) the transaction is approved by a majority of disinterested directors, (ii) the Company has not had more than 300 shareholders of record during the past three years, (iii) the interested shareholder has owned at least 80% of the Company’s outstanding voting shares for at least five years, (iv) the interested shareholder is the beneficial owner of at least 90% of the voting shares (excluding shares acquired directly from the Company in a transaction not approved by a majority of the disinterested directors), (v) consideration is paid to the holders of the Company’s shares equal to the highest amount per share paid by the interested shareholder for the acquisition of Company shares in the last two years or fair market value and certain other conditions are met or (vi) the transaction is approved by the holders of two-thirds of the Company’s voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns (as defined in Section 607.0901(1) (e) of the FBCA) more than 10% of the Company’s outstanding voting shares.

Classified Board of Directors. The Company’s articles of incorporation and bylaws provide that the Board of Directors of the Company will be divided into three classes, with staggered terms of three years for each class. The term of one class expires each year. The Company’s bylaws provide that any vacancies on the Board of Directors will be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum. The articles of incorporation and bylaws of the Company also provide that any director may be removed from office, but only for cause and only upon the affirmative vote of the holders of at least two-thirds of our common stock.

Special Voting Requirements. The Company’s articles of incorporation provide that all actions taken by the shareholders must be taken at an annual or special meeting of the shareholders or by written consent of the holders of not less than two-thirds of the Company’s outstanding voting shares. The articles of incorporation provide that special meetings of the shareholders may be called only by the President, the Chairman of the Board, a majority of the members of the Board of Directors, even if less than a quorum, or the holders of not less than 50% of the Company’s outstanding voting shares. Under the Company’s bylaws, shareholders will be required to comply with advance notice provisions with respect to any proposal submitted for shareholder vote, including nominations for elections to the Board of Directors. The articles of incorporation and bylaws of the Company contain provisions requiring the affirmative vote of the holders of at least two-thirds of our common stock to amend certain provisions of the Company’s articles of incorporation and bylaws.

Transfer Agent

American Stock Transfer and Trust Company serves as the transfer agent and registrar for all of our common stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock or preferred stock in one or more series. We may issue warrants independently or together with our common stock or preferred stock. While the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.

We will issue each series of warrants under a separate warrant agreement to be entered into between us and the warrant holders or a warrant agent identified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. We will file as an exhibit to the registration statement of which this prospectus forms a part, or incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including the form of warrant certificate, that describes the particular terms of the series of warrants we are offering before we issue such series, and the following summary is qualified in its entirety by reference to such exhibit. You should read the following summary, the applicable prospectus supplement and any related free writing prospectuses, together with the complete applicable warrant agreement and warrant certificate.

General

The applicable prospectus supplement will describe the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase our common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of our rights to redeem or sell the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at an exercise price set forth in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date set forth in the applicable prospectus supplement. After such time on the expiration date, unexercised warrants will become void.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised, together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of our common stock, preferred stock and warrants in any combination. We may issue units in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.

We will issue each series of units under a separate unit agreement to be entered into between us and the unit holders or a unit agent identified in the applicable prospectus supplement. The unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before we issue such series, and the following summary is qualified in its entirety by reference to such exhibit. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. You should read the following summary, the applicable prospectus supplement and any related free writing prospectuses, together with the complete applicable unit agreement and any supplemental agreements containing the terms of the units.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Accordingly, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in any one or more of the following ways:

•	directly to one or more purchasers;

•	directly to or through brokers or dealers;

•	to the public through underwriting syndicates;

•	to one or more underwriters for resale to purchasers or to the public; or

•	directly to or through agents.

Each time that we use this prospectus to offer securities, we will also provide a prospectus supplement that contains the specific terms of the offering and the method of distribution, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of the securities underwritten or purchased by each of them and any over-allotment options under which the underwriters may purchase additional securities from us;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any public offering price;

•	any underwriting discounts or other items constituting compensation to underwriters, dealers or agents;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at negotiated prices.

Only those underwriters identified in the applicable prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. If underwriters are used in the sale of any securities, the underwriters will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or directly through underwriters without a syndicate. The underwriters’ obligations to purchase any securities will be subject to certain conditions set forth in the applicable underwriting agreement. However, if they purchase any of the securities, the underwriters will generally be obligated to purchase all of the securities, other than the securities covered by any over-allotment option.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities, as well as any commissions we pay the agents. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NASDAQ Global Select Market. Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can offer no assurance as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the shares offered pursuant to this prospectus and any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of FARO Technologies, Inc. as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, all of which appear in FARO’s Annual Report on Form 10-K for the year ended December 31, 2011, have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of Grant Thornton LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for FARO by Alston & Bird LLP in Atlanta, Georgia. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and in the documents listed below. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including reports filed after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement, until we file a post-effective amendment to the registration statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012, as amended by 10-K/As filed on March 28, 2012 and August 24, 2012;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 1, 2012;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on July 31, 2012;

(d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2012, filed with the SEC on October 31, 2012;

(e)	The Company’s Current Reports on Form 8-K, filed with the SEC on February 28, 2012, March 19, 2012, May 21, 2012, June 22, 2012, October 16, 2012 and November 7, 2012; and

(f)	The description of our common stock contained in the Company’s Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on September 15, 1997, including all amendments or reports filed for the purpose of updating such description.

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information, as applicable. Any statement contained in this prospectus or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such modified or superseded statement shall not be deemed, except as so modified or amended, to constitute a part of this prospectus.

This prospectus is a part of our Registration Statement on Form S-3 filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Statements about the contents of agreements or other documents contained in this prospectus or in any other filing to which we refer you are not necessarily complete. You should review the actual copy of these documents filed as an exhibit to the registration statement or such other filing. You may obtain a copy of the registration statement and the exhibits filed with it from the SEC at any of the locations listed above.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference). We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 250 Technology Park, Lake Mary, Florida 32746, Attention: Keith S. Bair, or by calling (407) 333-9911.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.faro.com. The information on or accessible through our Internet website is not considered part of this prospectus.

PART II—INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below itemizes the expenses payable by the registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the SEC registration fee are estimated.

SEC Registration Fee		$34,100

Legal Fees and Expenses	$	*

Accounting Fees and Expenses	$	*

Nasdaq Fees	$	*

Transfer Agent’s Fees and Expenses	$	*

Printing and Duplicating Expenses	$	*

Miscellaneous Expenses	$	*

Total	$	*

*	To be filed by amendment, Form 8-K or Rule 424 filing.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is a Florida corporation. Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) permits a Florida corporation to indemnify a present or former director or officer of the corporation who was or is a party to a proceeding by reason of his service in that capacity, for liabilities incurred in connection with such proceeding, if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer is adjudged liable, unless and to the extent a court determines that, despite the adjudication of liability but in view of all circumstances, the director or officer is fairly and reasonably entitled to indemnity. In the case of actions brought by or in the right of the corporation for which indemnification is proper, indemnification is limited to expenses and amounts paid in settlement that are actually and reasonably incurred in connection with the defense or settlement of such proceeding, and that do not exceed, in the judgment of the corporation’s board of directors, the estimated expense of litigating the proceeding to conclusion. The corporation must also indemnify a director or officer who is successful on the merits or otherwise in defense of such proceedings, or in defense of any matter in such proceedings, against expenses actually and reasonably incurred by him in connection with the proceeding. Section 607.0850 of the FBCA further provides that a corporation may not indemnify or advance expenses to a director or officer if a final adjudication establishes that his actions, or omissions to act, were material to the cause of action and constitute (i) a violation of criminal law (unless he had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful), (ii) a transaction from which he derived improper personal benefit, (iii) in the case of a director, an unlawful distribution, or (iv) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

The Company’s articles of incorporation and bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the FBCA. The Company’s articles of incorporation and bylaws further state that the indemnification provided under the articles of incorporation and bylaws is not exclusive of any other rights to which a director or officer may be otherwise entitled. The Company has also purchased insurance with respect to, among other things, liabilities that may arise under the statutory provisions referred to above.

The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

ITEM 16.	EXHIBITS.

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	Specimen Certificate for Registrant’s Common Stock (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1, No. 333-32983, and incorporated herein by reference)

4.2	Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, No. 333-32983, and incorporated herein by reference)

4.3	Amended and Restated Bylaws (Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K, dated February 3, 2010, and incorporated herein by reference)

4.4	Form of Specimen Preferred Stock Certificate*

4.5	Form of Preferred Stock Certificate of Designation*

4.6	Form of Warrant Agreement (together with form of Warrant Certificate)*

4.7	Form of Unit Agreement*

5.1	Opinion of Alston & Bird LLP

12.1	Statement of Computation of Ratio of Combined Fixed Charges and Preference Dividends to Earnings*

23.1	Consent of Grant Thornton LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of our securities.

ITEM 17.	UNDERTAKINGS.

A. Rule 415 Offering

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectuses relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Filings Incorporating Subsequent Exchange Act Documents By Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H. Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

I. Registration Statement Permitted by Rule 430A Under the Securities Act of 1933

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Mary, State of Florida, on December 21, 2012.

FARO TECHNOLOGIES, INC.

By:	/s/ Keith S. Bair
Keith S. Bair Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith S. Bair and Jay W. Freeland, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Jay W. Freeland Jay W. Freeland	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2012

/s/ Keith S. Bair Keith S. Bair	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2012

/s/ Lynn Brubaker Lynn Brubaker	Director	December 21, 2012

/s/ John E. Caldwell John E. Caldwell	Director	December 21, 2012

/s/ Stephen R. Cole Stephen R. Cole	Director	December 21, 2012

/s/ John Donofrio John Donofrio	Director	December 21, 2012

/s/ Simon Raab Simon Raab	Chairman of the Board and Director	December 21, 2012

/s/ Marvin R. Sambur Marvin R. Sambur	Director	December 21, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	Specimen Certificate for Registrant’s Common Stock (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1, No. 333-32983, and incorporated herein by reference)

4.2	Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, No. 333-32983, and incorporated herein by reference)

4.3	Amended and Restated Bylaws (Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K, dated February 3, 2010, and incorporated herein by reference)

4.4	Form of Specimen Preferred Stock Certificate*

4.5	Form of Preferred Stock Certificate of Designation*

4.6	Form of Warrant Agreement (together with form of Warrant Certificate)*

4.7	Form of Unit Agreement*

5.1	Opinion of Alston & Bird LLP

12.1	Statement of Computation of Ratio of Combined Fixed Charges and Preference Dividends to Earnings*

23.1	Consent of Grant Thornton LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of our securities.